                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           THE KEITH COMPANIES, INC.
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

   --------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transaction applies:

   --------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   --------------------------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:

   --------------------------------------------------------------------------

  (5)  Total fee paid:

   --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

   --------------------------------------------------------------------------

  (2)  Form, Schedule or Registration Statement No.:

   --------------------------------------------------------------------------

  (3)  Filing Party:

   --------------------------------------------------------------------------

  (4)  Date Filed:

   --------------------------------------------------------------------------

                           THE KEITH COMPANIES, INC.
                              2955 Red Hill Avenue
                          Costa Mesa, California 92626

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held on May 15, 2000

                               ----------------

   NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of The Keith Companies, Inc. will be held at 2955 Red Hill Avenue, Costa Mesa, California, on May 15, 2000 at 9:00 a.m., local time, for the following purposes:

   (1) To elect members of the board of directors to serve until the next annual meeting of shareholders;

   (2) To ratify the appointment of KPMG LLP as our independent auditors for fiscal 2000; and

   (3) To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

   The board of directors has fixed the close of business on March 31, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at our executive offices. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

   Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Gary C. Campanaro

                                          Gary C. Campanaro, Secretary
Costa Mesa, California
April 12, 2000

                             YOUR VOTE IS IMPORTANT

   You are cordially invited to attend the annual meeting. However, even if you do plan to attend, please promptly complete, sign, date and mail the enclosed Proxy in the envelope provided. Returning a signed Proxy will not prevent you from voting in person at the annual meeting, if you so desire, but will help us to secure a quorum and reduce the expense of additional proxy solicitation.

                           THE KEITH COMPANIES, INC.
                              2955 Red Hill Avenue
                          Costa Mesa, California 92626

                               ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2000

                               ----------------

                                PROXY STATEMENT

                                  INTRODUCTION

   This Proxy Statement is furnished to the shareholders of The Keith Companies, Inc., or TKCI, a California corporation, in connection with the solicitation of proxies by and on behalf of our board of directors. The proxies solicited hereby are to be voted at our annual meeting of shareholders to be held at 9:00 a.m., local time, on May 15, 2000, at our offices at 2955 Red Hill Avenue, Costa Mesa, California 92626, and at any and all adjournments and postponements thereof. This Proxy Statement and the accompanying form of proxy are being mailed to all shareholders on or about April 12, 2000.

   A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the shareholder with respect to the matters described therein. If no direction is made, the shares represented by each properly executed proxy will be voted FOR management's nominees for the board of directors and FOR the ratification of the appointed independent auditors.

   Any proxy given may be revoked at any time prior to the exercise thereof by filing with our Secretary an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the meeting who has given a proxy may withdraw it and vote his shares in person if such shareholder so desires.

   It is contemplated that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by us. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.

   Only holders of record of our common stock at the close of business on March 31, 2000 are entitled to notice of and vote at the annual meeting. As of March 31, 2000, we had issued and outstanding 5,076,598 shares of common stock. Each share of our common stock issued and outstanding on the record date of March 31, 2000 is entitled to one vote at the annual meeting.

   The holders of a majority of our shares of stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, shall constitute a quorum. Except with respect to the election of directors or as otherwise provided by statute, all matters coming before the annual meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the annual meeting and entitled to vote thereat. Votes cast at the annual meeting will be tabulated by the persons appointed by us to act as inspectors of election for the annual meeting.

   The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers and nominees concerning which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Abstentions or broker non-votes will have no effect in the election of directors. Except as otherwise provided by statute, all other matters to come before the annual meeting require the approval of a majority of the shares of voting stock present and entitled to vote thereat. Therefore, abstentions concerning a particular proposal will have the same effect as votes against such proposal.

   At the annual meeting, each shareholder will have cumulative voting rights with respect to the election of directors, provided that such shareholder has given notice at the annual meeting prior to the voting for directors of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes. If cumulative voting rights are exercised, in voting for directors each share will have that number of votes which equals the number of directors which may be elected (five). Such votes may be cast for one nominee or allocated among two or more nominees. In the event that the board of directors deems it appropriate, proxies may be cumulated and distributed unequally among the five nominees identified herein in order to ensure the election of the maximum number of such nominees. The five nominees receiving the highest number of votes at the annual meeting will be elected.

                        DIRECTORS AND EXECUTIVE OFFICERS

Nominees

   Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. The board of directors is of the opinion that the election to the board of directors of the persons identified below, all of whom are currently serving as directors and have consented to continue to serve if elected, would be in our best interests. The names of such nominees are as follows: Aram H. Keith, Gary C. Campanaro, Walter W. Cruttenden, III, George Deukmejian and Christine Diemer Iger.

   Management proxies will be voted FOR the election of the above-named nominees unless the shareholders indicate that the proxy shall not be voted for all or any one of the nominees. If for any reason a nominee should, prior to the annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for such substitute nominee if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

Directors and Executive Officers

   Set forth below is certain information with respect to our executive officers and nominees of our board of directors.

 Name                        Age             Position with the company
 ----                        ---             -------------------------
Aram H. Keith..............   55 Chief Executive Officer and Chairman of the Board
Eric C. Nielsen............   40 President
Jerry M. Brickman..........   53 Chief Operating Officer
Gary C. Campanaro..........   39 Chief Financial Officer, Secretary and Director
Walter W. Cruttenden, III..   49 Director(2)
George Deukmejian..........   71 Director(1)
Christine Diemer Iger......   47 Director(1)(2)

--------
(1) Member of the audit committee.
(2) Member of the compensation committee.

   All directors hold office until the next annual meeting of shareholders or the election and qualification of their successors. Officers are elected annually by the board of directors and serve at its discretion.

   Aram H. Keith co-founded TKCI in March 1983 and has served as our Chief Executive Officer and Chairman of the Board since that time. Mr. Keith also served as our President from 1983 to 1999. In addition, Mr. Keith is the President, Chief Executive Officer and Chairman of the Board of Directors of John M. Tettemer & Associates, a wholly-owned subsidiary of TKCI. Mr. Keith has been a California licensed civil engineer since 1972. He also holds civil engineering licenses in the states of Arizona, Colorado, Nevada and Texas. Mr. Keith received a B.S. in Civil Engineering from California State University at Fresno.

   Eric C. Nielsen has served as our President since July 1999. Prior to that time, Mr. Nielsen served as the President of our Costa Mesa division since November 1994. Mr. Nielsen joined us in November 1985 as Senior Designer and became a Vice President, Engineering and Mapping in July 1990. Mr. Nielsen received a B.S. in Civil Engineering from California Polytechnic State University and is a registered engineer in the states of California, Colorado and Hawaii.

   Jerry M. Brickman joined us in March 1988 and has served as our Chief Operating Officer since October 1993. Prior to that, Mr. Brickman served as our Senior Vice President and Contracts Administrator. Before joining us, Mr. Brickman served for 22 years in the United States Air Force, retiring at the rank of Major in February 1988. He received a B.S. in Business Administration from the University of Arizona and an M.S. in Logistics Management from the Air Force Institute of Technology.

   Gary C. Campanaro has served as our Chief Financial Officer since January 1998, as a director since July 1998 and as our Secretary since April 12, 1999. In addition, Mr. Campanaro is the Chief Financial Officer of John M. Tettemer & Associates. Mr. Campanaro joined CB Commercial Real Estate Group, Inc. (now CB Richard Ellis), a commercial real estate brokerage firm, in November 1992 as a Vice President of the Financial Consulting Group and became Senior Vice President, Managing Officer of the Financial Consulting Group in February 1995 and also began serving on CB Commercial Real Estate Group Inc.'s operation management board. Mr. Campanaro served in those positions until he joined TKCI. From July 1988 to November 1992, he held various accounting, finance and real estate positions with CKE Restaurants, Inc., an owner and operator of a restaurant chain. Mr. Campanaro began his professional career with KPMG LLP and is licensed by the State of California as a Certified Public Accountant, and as a real estate broker. He is a member of the American Institute of Certified Public Accountants. Mr. Campanaro received a B.S. in Accounting from the University of Utah.

   Walter W. Cruttenden, III joined our board of directors in July 1997. Mr. Cruttenden is the Chief Executive Officer of Cruttenden Partners LLP, an investment company. Mr. Cruttenden served as Chairman of the Board of Directors and Chief Executive Officer of E*OFFERING Corp. from September 1998 until January 2000. In 1986, he founded Cruttenden Roth Inc. and served as the Chairman of the Board and Chief Executive Officer until November 1997 and Chairman of the Board until September 1998. E*OFFERING Corp. and Cruttenden Roth Inc. are both investment banking institutions.

   George Deukmejian joined our board of directors in July 1999. Mr. Deukmejian was the Governor of the State of California, serving in such office from January 1983 until January 1991. Following his departure from the Governor's office, he joined the law firm of Sidley & Austin in its Los Angeles office where he practiced as a partner until July 1999 and where he currently practices as Senior Counsel. Prior to his election as Governor, Mr. Deukmejian served from 1979 to 1982 as the Attorney General of the State of California and from 1963 to 1978, served in the California State Legislature. Mr. Deukmejian currently serves on the boards of directors of Burlington Northern Santa Fe Corp. and Foundation Health Systems, Inc. He also serves as a Deputy Trustee of the Golden Eagle Insurance Trust in Liquidation and on the Senior Advisory Council of the Industrial Bank of Japan's Los Angeles office. Mr. Deukmejian received a B.A. in Sociology from Siena College and a J.D. from St. Johns University Law School.

   Christine Diemer Iger joined our board of directors in July 1999. Ms. Diemer Iger is the current Chief Executive Officer of the Building Industry Association of Southern California, Orange County chapter which she joined in July 1989. Prior to joining that organization, she was an appellate lawyer for the Attorney General of the State of California from 1981 to 1983, and served as the Director of the California Department of Housing and Community Development from 1983 to 1989. Ms. Diemer Iger is a former board member of the Federal National Mortgage Association (Fannie Mae) and the California Housing Finance Agency (CHFA). Ms. Diemer Iger received a B.A. in English from California State University at San Diego and a J.D. from Western State University, College of Law.

Meetings of Board and Committees

   Our board of directors held three meetings during the fiscal year ended December 31, 1999 and has held one meeting since the end of such fiscal year. Among the incumbent nominees for membership on the board of directors, no director attended fewer than 75% of the aggregate of the meetings of our board and the committees upon which he or she served, except for Mr. Cruttenden, who was unable to attend one meeting.

   Our board of directors has standing audit and compensation committees, but does not have a nominating committee. In practice, our entire board performs the function of a nominating committee.

   The audit committee of the board of directors held four meetings during the fiscal year ended December 31, 1999 and has held one meeting since the end of such fiscal year. The committee's responsibility is to review and act or report to our board of directors with respect to various audit and accounting matters, including the recommendation of independent auditors, the determination of the scope of audit procedures, the nature of the services to be performed by and the fees to be paid to our independent auditors, the establishment of our accounting practices, and the monitoring of all financial aspects of our operations. The audit committee is composed of George Deukmejian and Christine Diemer Iger, who are independent directors.

   The compensation committee of the board of directors held no meetings during the fiscal year ended December 31, 1999 and has held one meeting since the end of such fiscal year. The compensation committee is responsible for making recommendations to the board concerning such executive compensation arrangements and plans as it deems appropriate. The compensation committee is composed of Walter W. Cruttenden, III and Christine Diemer Iger, who are independent directors.

Director Compensation

   Our non-employee directors receive $1,500 per day for any day during which the member has personally attended any shareholders, board and/or committee meeting and are reimbursed for out-of-pocket expenses incurred in connection with attendance at shareholders, board and committee meetings.

   We may also periodically award options or warrants to our directors under our existing stock option plan and otherwise. Our Amended and Restated 1994 Stock Incentive Plan authorizes us to grant options to purchase shares of our common stock, $.001 par value per share, to selected officers, directors (including nonemployee directors) key employees (including officers and directors who are employees) and other providers of service to us and our subsidiaries, with the aggregate number of shares to be delivered upon exercise not to exceed 1,111,111.

   This plan terminates in July 2004. Options granted under the plan will have a term not to exceed ten (10) years and an exercise price in an amount determined by the board of directors or the committee administering the plan. As of March 31, 2000, options to purchase an aggregate of 196,870 shares of our common stock had been issued under the plan to our directors and executive officers, at exercise prices ranging from $2.70 to $9.00 per share.

   In fiscal 1999, we issued options to purchase the following numbers of shares to our directors, some of whom are also executive officers: (i) Aram H. Keith--46,000 shares vesting over five years; (ii) Gary C. Campanaro--12,500 shares vesting over five years; (iii) George Deukmejian--7,407 shares which vested immediately; and (iv) Christine Diemer Iger--7,407 shares which vested immediately. All of the above options have a term of ten years.

Indemnification of Directors and Officers

   Our articles of incorporation and indemnification agreements entered into between us and certain of our directors and officers require us to indemnify such officers and directors to the fullest extent permitted by applicable law against liabilities incurred in connection with their duties as our officers and directors. Such indemnification rights may extend to liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Recommendation of the Board of Directors

   The board of directors recommends that the shareholders vote for the election of each of the nominees listed above.

                      RATIFICATION OF INDEPENDENT AUDITORS

   The board of directors, on the recommendation of the audit committee, has appointed the firm of KPMG LLP, our independent public auditors during the year ended December 31, 1999, to serve in the same capacity for the year ending December 31, 2000, and is asking the shareholders to ratify this appointment. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   The board of directors recommends that the shareholders vote for the ratification of the selection of KPMG LLP to serve as our independent auditors for the year ending December 31, 2000.

                                 OTHER MATTERS

   The board of directors knows of no matter to come before the annual meeting other than as specified herein. If other business should, however, be properly brought before such meeting the persons voting the proxies will vote them in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth information concerning compensation paid or accrued by us to our "named executive officers," which are our Chief Executive Officer and to each of our other three most highly compensated executive officers who earned more than $100,000 in salary and bonus for all services rendered in all capacities during year ended December 31, 1999.

                           Summary Compensation Table

                                                                       Long Term
                          Annual Compensation                         Compensation
                         ---------------------------                  ------------
                                                                       Securities
                                                                       Underlying
   Name and Principal    Fiscal                       All Other          Stock
        Position          Year   Salary        Bonus Compensation       Options
   ------------------    ------ --------       ----- ------------     ------------
Aram H. Keith ..........  1999  $375,423(/1/)   --     $66,573(/2/)      46,000
 Chief Executive Officer
  and                     1998   373,419(/3/)            6,832(/4/)         --
 Chairman of the Board
Eric C. Nielsen.........  1999   158,290(/5/)   --      15,561(/6/)      10,000
 President
Jerry M. Brickman.......  1999   147,309        --      26,090(/7/)       8,000
 Chief Operating Officer  1998   130,403                 5,186(/8/)       9,259
Gary C. Campanaro ......  1999   146,116(/9/)   --       9,186(/10/)     12,500
 Chief Financial Officer
  and Secretary           1998   115,016(/11/)  --       5,171(/12/)     31,482

--------
 (1) Consists of $373,923 in salary and $1,500 in matching contributions made by us under our 401(k) plan.

 (2) Consists of $53,957 payout of accrued vacation and sick time, $5,443 in reimbursement of various automobile expenses, $6,987 in membership dues paid by us on behalf of Mr. Keith and $186 in premiums on a life insurance policy of which Mr. Keith is the beneficiary.

 (3) Consists of $371,562 in salary and $1,857 in matching contributions made by us under our 401(k) plan.

 (4) Consists of a $1,500 auto allowance, $5,146 in membership dues paid by us on behalf of Mr. Keith and $186 in premiums on a life insurance policy of which Mr. Keith is the beneficiary.

 (5) Consists of $156,790 in salary and $1,500 in matching contributions made by us under our 401(k) plan.

 (6) Consists of a $12,000 auto allowance, $3,375 in membership dues paid by us on behalf of Mr. Nielsen and $186 in premiums on a life insurance policy of which Mr. Nielsen is the beneficiary.

 (7) Consists of $19,904 payout of accrued vacation and sick time, $6,000 auto allowance and $186 in premiums paid on a life insurance policy of which Mr. Brickman is the beneficiary.

 (8) Consists of a $5,000 auto allowance and $186 in premiums paid on a life insurance policy of which Mr. Brickman is the beneficiary.

 (9) Consists of $144,616 in salary and $1,500 in matching contributions made by us under our 401(k) plan.

(10) Consists of a $6,000 auto allowance, $3,000 in club membership dues and fees and $186 in premiums on a life insurance policy of which Mr. Campanaro is the beneficiary.

(11) Consists of $114,423 in salary and $593 in matching contributions made by us under our 401(k) plan.

(12) Consists of $5,000 auto allowance and $171 in premiums paid on a life insurance policy of which Mr. Campanaro is the beneficiary.

Options Granted in Last Fiscal Year

   The following table sets forth certain information concerning stock options granted to the named executive officers during the fiscal year ended December 31, 1999. This information includes hypothetical potential gains from stock options granted in fiscal 1999. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of our common stock price over the 10 year life of the stock options granted in 1999. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.

                                                                    Potential
                                                                Realizable Value
                                                                at Assumed Annual
                                                                 Rates of Stock
                                % of Total                            Price
                     Number of   Options                          Appreciation
                     Securities Granted to                         for Option
                     Underlying Employees  Exercise                  Term(3)
                      Options     Fiscal     Price   Expiration -----------------
   Name              Granted(1)  Year(2)   ($/Share)    Date       5%      10%
   ----              ---------- ---------- --------- ---------- -------- --------
Aram H. Keith......    46,000      15.2%     $9.00      2009    $260,400 $659,800
Eric C. Nielsen....    10,000       3.3%      9.00      2009      56,600  143,400
Jerry M. Brickman..     8,000       2.6%      9.00      2009      45,300  114,800
Gary C. Campanaro..    12,500       4.1%      9.00      2009      70,800  179,300

--------
(1) Options vest 20% annually over five years.

(2) Based on options to purchase 302,600 shares granted to employees during the fiscal year ended December 31, 1999, excluding non-employee directors.

(3) Calculated using the potential realizable value of each grant.

Aggregated Option Exercises and Fiscal Year-End Option Values

   The following table sets forth certain information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 1999, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                   Number of           Value of Unexercised
                          Shares            Unexercised Options at     In-the-Money Options
                         Acquired              December 31, 1999      at December 31, 1999(1)
                            on     Value   ------------------------- -------------------------
                         Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
                         -------- -------- ----------- ------------- ----------- -------------
Aram H. Keith...........   --       --          --        46,000       $   --       $   --
Eric C. Nielsen.........   --       --       29,261       23,332        47,150       14,887
Jerry M. Brickman.......   --       --       19,631       19,850        29,691        7,420
Gary C. Campanaro.......   --       --        6,297       37,685         9,279       37,111

--------
(1) Represents the Nasdaq last sale price of underlying securities at fiscal year end, minus the exercise price of the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   We do not, nor are any of our directors, nominees, executive officers or beneficial owners of more than five percent of our outstanding common stock, or any immediate family member of the foregoing, or during fiscal 1999 at any time, were, or are proposed to be, parties to, or have a direct or indirect material interest in, any relationships or transactions, or series of related transactions, described in Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

   In November 1998, we entered into indemnification agreements with all of our directors and executive officers providing for indemnification rights in some circumstances. See "Directors and Executive Officers--Indemnification of Directors and Officers."

   On December 31, 1997, we borrowed $910,177 and $127,815 from Aram H. Keith and Floyd S. Reid, respectively, under promissory notes. On June 3, 1998, we borrowed an additional $300,000 from Mr. Keith. Prior to our initial public offering, we borrowed funds from Mr. Keith from time to time as cash flow was needed. In February 1998, as a condition to our credit agreement with Imperial Bank, subordination agreements were executed by Messrs. Keith and Reid subordinating our payment obligations to them under the notes to our obligations to Imperial Bank under our credit agreement. The notes to Messrs. Keith and Reid were subsequently amended and restated to include language which referenced these agreements and the two separate notes to Mr. Keith were consolidated into a single note in the principal amount of $1,210,177. Each of these notes provided for an interest rate of 10% per annum and was due and payable in full on July 1, 2000. In July 1999, we repaid all amounts due under these notes.

   In October 1997, we borrowed an aggregate of $213,782 from the Erica Keith Educational Trust and the Susan E. Reid Housing Trust under two separate promissory notes in the amounts of $129,205 and $84,577, respectively. The obligees on these notes were trusts established for the benefit of the children of Messrs. Reid and Keith. In February 1998, as a condition to our credit agreement with Imperial Bank, subordination agreements were executed on behalf of these trusts subordinating our payment obligations to the trusts under the notes to our obligations to Imperial Bank under our credit agreement. Amended and restated notes were executed in February 1999 to include accrued and unpaid interest in the principal amounts, to extend the maturation dates and to include language on the face of the notes to reference the subordination to our obligations to Imperial Bank. The amended and restated notes to the Erica Keith Educational Trust and the Susan E. Reid Housing Trust were in the amounts of $132,000 and $86,000, respectively. These notes replaced the October 1997 notes. Each of these notes provided for an interest rate of 10% per annum and was due and payable in full on October 30, 2000. In July 1999, we repaid all amounts due under these notes.

   In April 1997, we borrowed $700,000 from Mr. Cruttenden under a Secured Promissory Note Line of Credit. In February 1999, the note to Mr. Cruttenden was amended and restated to provide for its subordination to our obligations to Imperial Bank. This note, as amended, provided for an interest rate of 10% per annum and became fully due and payable on July 1, 2000. In conjunction with the note, we entered into a Security Agreement with Mr. Cruttenden, Keith Engineering and Mr. Keith, granting to Mr. Cruttenden a security interest in all of our assets to secure the repayment of the amounts due under the note. Mr. Keith personally guaranteed our obligations under the note. The note was repaid in full by us in July 1999.

   In January 1988, Messrs. Keith and Reid entered into a Partnership Agreement for the purpose of owning and administering investments made by them. This agreement was amended in July 1992 to require Mr. Reid, after consultation with Mr. Keith, to vote in concert with Mr. Keith. Effective December 31, 1999, this agreement was amended further to terminate the provision requiring Messrs. Keith and Reid to vote in concert.

Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended December 31, 1999, the members of our compensation committee were Walter W. Cruttenden, III and Christine Diemer Iger, both of whom are nonemployee directors. No member of our compensation committee has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Board Compensation Committee Report on Executive Compensation

   The compensation committee of our board of directors hereby submits its report concerning the compensation of our executive officers, including the Chief Executive Officer. The compensation committee is responsible for the establishment and administration of our compensation policies with respect to our executive officers and other employees and for the administration of our stock incentive plan.

   Our executive compensation program is designed to align executive compensation with our business strategy and performance. The goals of the executive compensation program are: (i) to attract and retain key executives critical to our success; (ii) to provide levels of compensation which are competitive within and outside the industry in which the company competes with for executive talent; and (iii) to motivate executives to enhance long-term shareholder value by providing appropriate incentives, including ownership through stock options.

   The annual compensation has been considered for the executive officers, including Aram H. Keith, our Chief Executive Officer and Chairman of the Board, including base salaries, coupled with stock options and other incentives and compensation. Base salaries are the fixed component of the executive officers' compensation package. Salaries are set and adjusted based upon competitive standards and individual performance.

   Salary levels and the award of stock options are based upon our performance during the prior year as set forth in our audited financial statements, and the contribution of each individual executive officer to our performance. Among the factors which the committee has established to assess our overall performance are: our performance against budget and targets for revenue, expenses and the successful implementation of both short and long-term corporate strategies for enhancing shareholder value (e.g. strategic acquisitions, accounting systems, facilities expansion, productivity improvements, etc.) and service development along with technical advances.

   A portion of the compensation of our executive officers is based upon the award of stock options which rely on increases in the value of our common stock. The issuance of options is intended to encourage such employees to establish a meaningful, long-term ownership interest in us consistent with the interests of our shareholders. Under our stock option plan, options are granted from time to time to certain of our officers, directors and key employees and our subsidiaries at the fair market value of our common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to our long-term performance.

   The committee has reviewed the fiscal 1999 compensation of each of the executive officers and is of the opinion that such compensation is reasonable in view of that which is paid within and outside the industry in which the company competes with for executive talent. The committee also reviewed the stock options awarded in fiscal 1999 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with us.

                                          COMPENSATION COMMITTEE:

                                          Walter W. Cruttenden, III
                                          Christine Diemer Iger

Performance Graph

   Set forth below is a line graph comparing the cumulative total shareholder return on our common stock, based on its market price, with the cumulative total return of companies on the Nasdaq Industrial Index, the Wilshire 5000 Index and a weighted average peer group index, assuming reinvestment of dividends, for the period beginning July 12, 1999 through our year ended December 31, 1999. We constructed our own peer group index which includes the following companies listed in alphabetical order: Michael Baker Corporation; EA Engineering Science & Technology, Inc.; Harding Lawson Associates Group, Inc.; Kaiser Group International, Inc.; Stone & Webster, Incorporated; Tetra Tech, Inc.; URS Corporation; and Roy F. Weston, Inc. Our common stock was initially offered to the public on July 12, 1999. This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on July 12, 1999.

             COMPARISON OF CUMULATIVE TOTAL RETURNS
                [PERFORMANCE GRAPH APPEARS HERE]
                                      July 12,     December 31,
                                        1999          1999
                                      --------     ------------
The Keith Companies..............     $100.00         $ 48.61
Nasdaq Industrial Index..........     $100.00         $134.59
Wilshire 5000 Index..............     $100.00         $107.89
Peer Group Index.................     $100.00         $ 78.21

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 1999 by:

  . each person who is known by us to beneficially own more than 5% of our common stock;

  .  each of our directors and executive officers; and

  .  all of our directors and executive officers as a group.

   Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 11, 2000 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the share set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o The Keith Companies, Inc., 2955 Red Hill Avenue, Costa Mesa, California 92626.

Name of Beneficial Owner or Identity of      Amount and Nature of  Percent of
Group                                        Beneficial Ownership Common Stock
---------------------------------------      -------------------- ------------
Aram H. Keith(/1/)..........................      1,647,720           32.5%
Floyd S. Reid...............................        509,444           10.0%
Walter W. Cruttenden, III...................        461,935            9.1%
Gary C. Campanaro(/2/)......................         32,871            *
Jerry M. Brickman(/3/)......................         32,342            *
Eric C. Nielsen(/4/)........................         30,261            *
George Deukmejian(/5/)......................          8,907            *
Christine Diemer Iger(/6/)..................          7,407            *
All directors and executive officers as a
 group (7 persons)..........................      2,221,443           43.8%

--------
 * Less than 1%.

(1) Includes 9,200 shares underlying options.

(2) Includes 14,353 shares underlying options.

(3) Includes 21,231 shares underlying options.

(4) Includes 29,261 shares underlying options.

(5) Consists of 1,500 shares of common stock held by a defined benefit pension plan of which Mr. Deukmejian is the trustee and sole participant and 7,407 shares underlying options.

(6) Consists solely of shares underlying options.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms that they file.

   During the most recent fiscal year ended December 31, 1999, each of our directors and executive officers inadvertently failed to file on a timely basis an Initial Statement of Beneficial Ownership of Securities on

Form 3 following our initial public offering. Each of these Form 3s were filed within one week of the filing deadline. In addition, Walter W. Cruttenden, III and George Deukmejian, each an outside director, failed to file on a timely basis a Statement of Changes of Beneficial Ownership of Form 4. All of the delinquent forms referred to above were subsequently filed.

   To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all other Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

   Shareholders are advised that any shareholder proposal intended for consideration at the next annual meeting must be received by us at the address set forth on the first page of this Proxy Statement no later than December 14, 2000 to be included in the proxy material for the 2001 annual meeting. It is recommended that shareholders submitting proposals direct them to our secretary and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 ANNUAL REPORT

   A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available without charge by writing to: Corporate Secretary, The Keith Companies, Inc., 2955 Red Hill Avenue, Costa Mesa, California 92626.

   THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Gary C. Campanaro

                                          Gary C. Campanaro, Secretary

Costa Mesa, California
April 12, 2000

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           THE KEITH COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned appoints Aram H. Keith and Gary C. Campanaro, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of The Keith Companies, Inc. (the "Company") held of record by the undersigned as of March 31, 2000, at the Annual Meeting of Shareholders of the Company to be held at 2955 Red Hill Avenue, Costa Mesa, California, on May 15, 2000 at 9:00 a.m. local time, and at all adjournments thereof (the "Annual Meeting"), upon the following matters, which are described in the Company's Proxy Statement for the Annual Meeting.

                  (Continued and to be Signed on Reverse Side)

 A  [X] Please mark your votes as in this example.

        FOR all nominees listed at          WITHHOLD AUTHORITY to
        right (except as marked to     vote for all nominees listed at
            the contrary below)                    right

                 [_]                                [_]

1. ELECTION OF
     DIRECTORS                                      NOMINEES:
(INSTRUCTIONS:   To withhold authority to            Aram H. Keith
                 vote for any individual             Gary C. Campanaro
                 nominee, write the                  Walter W. Cruttenden, III
                 nominee's name on the               George Deukmejian
                 lines immediately below)            Christine Diemer Iger
      --------------------------------------------------------------------------

      ----------------    --------------    --------------

      ----------------    --------------    --------------

2. To ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2000.

   FOR [_]     AGAINST [_]     ABSTAIN [_]


3. In accordance with the discretion of the proxy holder, to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting.

   FOR  [_]     AGAINST [_]     ABSTAIN [_]

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

   PLEASE DATE, SIGN, MAIL AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S) x____________________  x____________________      DATE ____________
NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.